UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2007

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On February 7, 2007, Nortel Networks Corporation (the “Company”) issued a press release including, among other things, estimated preliminary results for its 2006 fiscal year. The press release is attached hereto as Exhibit 99.1 and is furnished in accordance with Item 2.02 of Form 8‑K.
Item 2.05     Costs Associated with Exit or Disposal Activities
On February 7, 2007, the Boards of Directors of the Company and Nortel Networks Limited approved the next steps of Nortel’s previously announced Business Transformation plan, designed to complement growth initiatives by increasing global competitiveness and achieving double-digit operating margins.
During the course of 2007 and into 2008, Nortel is expected to implement a net reduction of its global workforce by approximately 2,900 positions, with about 70 percent taking place in 2007. In addition, Nortel plans to shift approximately 1,000 positions from higher-cost to lower-cost locations, with approximately 40 percent of this activity taking place in 2007. These reductions will not affect sales positions in targeted growth areas.
The business model requirements include a significant reduction in general and administrative expenses, driven by simplified operations, reduced systems and improved processes. In addition, R&D investment will continue to be a top priority and though reduced, will be maintained at an industry-competitive 15 percent of total revenues. Funding will shift and increase significantly Nortel’s investment in high-growth opportunities. Plans to increase Nortel’s investment in sales and other customer-facing functions remain unchanged by the announcement.
Nortel will deliver additional cost savings by efficiently managing its various business locations and consolidating real estate requirements to reduce its global real estate portfolio by over 500,000 square feet of space in 2007.
Upon completion, these actions are expected to deliver approximately US$400 million in annual savings, with approximately half of savings expected to be realized in 2007. The cost of these actions could be as high as US$390 million, about US$300 million of which relates to the workforce reductions and about US$90 million to the real estate actions. Approximately 75 percent of the costs are expected to be recorded as charges to the income statement in 2007 with most of the remainder to be recorded as charges in 2008. The expected cash cost of the plan could be as high as US$370 million and is expected to be incurred generally in the same timeframe. However, with the concerted effort to re-deploy affected employees to other parts of Nortel, the costs could be lower.
This Current Report on Form 8-K contains forward-looking statements. The safe harbor statement contained in the press release attached hereto as Exhibit 99.1 is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.
(d)  Exhibits
99.1     Press release issued by the Company on February 7, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: February 7, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on February 7, 2007.

4